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                                                                     Exhibit 5.1

                      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                               NEW YORK, NY 10174              THE WASHINGTON HARBOUR
                            TELEPHONE (212) 973-0111     3000 K STREET, NW, SUITE 300
                            FACSIMILE (212) 891-9598        WASHINGTON, DC 20007-5116
                                 WWW.SWIDLAW.COM             TELEPHONE (202) 424-7500
                                                             FACSIMILE (202) 424-7647
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                                   May 6, 2003


Portfolio Recovery Associates, Inc.
120 Corporate Boulevard
Norfolk, Virginia 23502

Ladies and Gentlemen:

        Portfolio Recovery Associates, Inc., a Delaware corporation (the
"Company"), intends to transmit for filing with the Securities and Exchange
Commission a registration statement under the Securities Act of 1933, as amended, on Form S-1 (the "Registration Statement") relating to the sale by certain selling stockholders to the underwriters of up to 3,450,000 shares of common stock, par value $0.01 per share (the "Common Stock") (450,000 of which are subject to the underwriters' over-allotment option), which will be purchased by the underwriters from the selling stockholders pursuant to the Registration
Statement. This opinion is an exhibit to the Registration Statement.

        We have acted as special securities counsel to the Company and to the selling stockholders with respect to the proposed offer and sale of the Common
Stock pursuant to the Registration Statement, and in such capacity we have participated in various corporate and other proceedings taken by or on behalf of the Company or the selling stockholders in connection therewith. However, we are not general counsel to the Company or the selling stockholders and would not ordinarily be familiar with or aware of matters relating to the Company or the selling stockholders unless they are brought to our attention by representatives of the Company or by the selling stockholders.

        We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Amended and Restated
Certificate of Incorporation and all amendments thereto, its Amended and Restated By-Laws as presently in effect, and minutes and other instruments evidencing actions taken by its directors and stockholders relating to the Company and the proposed offering. We have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion may relate to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

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Portfolio Recovery Associates, Inc.
May 6, 2003
Page 2

        Except as expressly stated in the following sentence, we express no opinion herein as to the laws of any jurisdiction other than the federal laws of the United States. Insofar as this opinion may involve the laws of the State of Delaware, our opinion is based solely upon our reading of the Delaware General
Corporation Law.

        Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us it is our opinion that the maximum of 3,450,000 shares of Common Stock to be sold by the selling stockholders under the Registration Statement have been duly authorized and, subject to the exercise of warrants by certain of the selling stockholders in accordance with the terms set forth in their warrant agreements, legally issued and, subject to the effectiveness of the Registration Statement and the exercise of warrants by certain of the selling stockholders in accordance with the terms set forth in their warrant agreements, when delivered against payment therefor in accordance with the terms set forth in the Registration Statement, will be fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relate to the offering which is the subject of this opinion, and to the reference to this firm appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement.

        This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

                                               Very truly yours,

                                    /s/ SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                                    SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

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